APPENDIX A

Funds and Classes as of: June 13, 2018

Fund	Classes
Affinity Small Cap Fund	Class A Class C Class I
Anfield Universal Fixed Income Fund	Class A Class C Class I
Anfield Universal Fixed Income ETF	[no class designation]
Anfield Capital Diversified Alternatives ETF	[no class designation]
Conductor Global Equity Value Fund	Class A Class C Class I Class Y
Hanlon Managed Income Fund	Class A Class C Class I Class R Investor Class
Hanlon Tactical Dividend Momentum Fund	Class A Class C Class I Class R Investor Class
Holbrook Income Fund	Class I Investor Class
Recurrent Natural Resources Fund	Class I
Recurrent MLP & Infrastructure Fund	Class I
Redwood Managed Volatility Fund	Class I Class N Class Y
Redwood Managed Volatility Portfolio	Class I Class N
Redwood AlphaFactor Core Equity Fund	Class I Class N

Redwood AlphaFactor Tactical Core Fund	Class I Class N
Redwood Managed Municipal Income Fund	Class I Class N
Redwood Activist Leaders Fund	Class I Class N
Redwood AlphaFactor Tactical International Fund	Class I Class N
Redwood Systematic Macro Trend Fund	Class I Class N
LeaderShares AlphaFactor US Core Equity ETF	[no class designation]
Superfund Managed Futures Strategy Fund	Class A Class C Class I
Wealthfront Risk Parity Fund	Class W